POST-PETITION LOAN AND SECURITY AGREEMENT


                            Dated as of May 12, 2003


                                      among


                InterDent, Inc. and InterDent Service Corporation
                             Debtors-in-Possession,


                                  as Borrowers,


                                       and


                                   B III-A Capital Partners, L.P.; B IV Capital
                                   Partners, L.P.; General Motors Employees
                                   Global Group Pension Trust; and Levine
                                   Leichtman Capital Partners II, L.P.


                                   as Lenders,


                      $7,500,000 REVOLVING CREDIT FACILITY

341814v2
                    POST-PETITION LOAN AND SECURITY AGREEMENT


         THIS POST-PETITION LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 12th day of May, 2003, by and among InterDent Inc., a Delaware corporation ("InterDent"), and InterDent Service Corporation ("ISC"), a Washington corporation, as borrowers, debtors and debtors-in-possession ("Borrower") (each, a "Borrower" and a Debtor-in-Possession, and collectively, the "Borrowers"), and B III-A Capital Partners, L.P.; B IV Capital Partners, L.P.; General Motors Employees Global Group Pension Trust (each of which is managed by DDJ Capital Management, LLC ("DDJ"), and collectively, the "DDJ Lenders"), and Levine Leichtman Capital Partners II, L.P., a California limited partnership ("LLCP"). (The DDJ Lenders and LLCP are each a "Lender" and together the "Lenders.")

                                               W I T N E S S E T H :
                                               - - - - - - - - - -

         WHEREAS, on May 9, 2003, the Borrowers each filed a voluntary petition for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Central District of California (the "Voluntary Petitions"), and the Borrowers each continue to operate their respective businesses and manage their respective properties as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, from time to time the Borrowers may request Lenders to make loans and advances to and extend certain credit accommodations to the Borrowers, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made.

         NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to any Borrower (as defined herein) by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Borrower, the parties agree as follows:

SECTION 1.        DEFINITIONS.

Section 1.1       General Definitions.
                  -------------------

         "Additional Credit" has the meaning specified in Subsection 6.2(e) hereof.

         "Affiliate" means any Person who owns at least 5% of the outstanding capital stock of Borrower, and any Person directly or indirectly controlling, controlled by or under common control with any Borrower.

         "Agent's Fee" has the meaning specified in Subsection 2.3(c) hereof.

         "Applicable Rate" means a rate of interest per annum at 10% for the first 60 days following the Closing Date, 10.5% for the next 30 days, 11% for the next 30 days, 11.5% for the next 30 days, 12% for the next 30 days and 13% thereafter.

         "Approved Amount" means the lesser of $7,500,000, or the amount of the indebtedness that the Borrowers are authorized to incur hereunder by an order of the Bankruptcy Court .

         "Approved Reorganization Plan" means any proposed plan of reorganization in the Bankruptcy Cases approved by Lenders in their sole discretion. Lenders have approved the "Plan of Reorganization Dated May ___, 2003."

         "Available Amount" shall have the meaning specified in Subsection 2.1(a) hereof.

         "Bankruptcy Cases" means those certain Chapter 11 Bankruptcy Cases, Nos. SA-03-13593-JR and SA-03-13594-JR, jointly administered, in the United States Bankruptcy Court for the Central District of California, pursuant to which the Borrowers are debtors-in-possession.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "Bankruptcy Court" means the United States Bankruptcy Court before which the Bankruptcy Cases are pending, or any other court of competent jurisdiction before which the Bankruptcy Cases are pending.

         "Blocked Account" and "Blocked Accounts" have the meanings specified in
Section 4.5(a) hereof.

         "Borrowers" means InterDent and ISC, and "Borrower" means either of them.

         "Budget" means the monthly budget for the period ending on the 180th day after the Filing Date, a copy of which is attached hereto as Exhibit B, as the same shall be updated from time to time in accordance with this Agreement.

         "Business Day" means any day other than a Saturday, Sunday, or such other day as banks in Boston, Massachusetts are authorized or required to be closed for business, and a day on which banks and other financial institutions are open for the transaction of business.

         "Capital Expenditures" means, with respect to any period, the aggregate of all expenditures (whether paid in cash, in kind or accrued as liabilities and including Capital Lease obligations incurred during such period) that are required by GAAP to be included or reflected in the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) on a balance sheet.

         "Capital Lease" means any lease of Property required by GAAP to be reflected as a liability on the applicable Borrower's balance sheet.

         "Carve-Out" has the meaning set forth in Section 3 hereof.

         "Casualty Event" means, with respect to any Property of any Borrower, any loss of or damage to, or any condemnation or other taking of, such Property for which such Borrower receives insurance proceeds, or proceeds of a condemnation award or other compensation.

         "CERCLA" means the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. ss. 9601 et seq.

         "Charges" has the meaning specified in Subsection 5.1(f) hereof.

         "Closing Commitment Fee" has the meaning specified in Subsection 2.3(a) hereof.

         "Closing Date" means the date upon which the initial Loan is made.

         "Collateral" has the meaning specified in Section 4.1 hereof.

         "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act of 1933, as amended, and other federal securities laws.

         "Consolidated EBITDA" means, for any period, (a) net operating income of the Borrowers (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before fees and expenses paid to professionals (other than ordinary course professionals) to the extent permitted under Section 10.13 hereof), plus (b) taxes, interest expense, depreciation, amortization and any other non-cash income or charges accrued for such period, plus (c) (except to the extent received or paid in cash by the Borrowers) income or loss attributable to equity in Affiliates for such period, excluding any extraordinary and unusual gains or losses during such period and excluding the proceeds of any Casualty Events and Dispositions.

         "1999 Credit Agreement" means the "Amended and Restated Credit Agreement Dated as of June 15, 1999," with InterDent Service Corporation, as Borrower, the Guarantors named therein, the Lenders named therein, BNY Asset Solutions LLC, as administrative agent for the Lenders, and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as syndication agent for the Lenders, as amended from time to time.

         "2000 Credit Agreement" means the Amended and Restated Credit Agreement Dated as of March 31, 2000," with InterDent Service Corporation, as Borrower, the Guarantors named therein, the Lenders named therein, BNY Asset Solutions LLC, as administrative agent for the Lenders, and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as syndication agent for the Lenders, as of June 15, 1999," as amended from time to time.

         "DDJ" means DDJ Capital Management, LLC.

         "DDJ Lenders" means the three funds managed by DDJ that are listed on the first page of this Agreement, or their successors and assigns.

         "Default" means any event, condition or default which, with the giving of notice, the lapse of time or both, would be an Event of Default.

         "Default Rate" has the meaning specified in Section 2.2(a) hereof.

         "Disposition" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by any Borrower to any Person other than another Borrower.

         "Eligible Receivables" shall mean all of the Borrower's accounts receivable (a) that have not been collected, written down or off; (b) that are not more than ninety (90) days past the original invoice date or more than sixty
(60) days past the due date; (c) that are not the subject of litigation and have not been turned over to attorneys or agencies for collection; and (d) with respect to which the account debtor is not the subject of a bankruptcy petition, maintains a current address and, if the account debtor is an individual, is alive and over 18 years of age.

         "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to each Borrower's business and facilities (whether or not owned by it) as any of the same may be from time to time hereafter amended.

         "Event of Default" has the meaning specified in Section 11.1 hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

         "Existing Purchase Money Liens" means Liens existing as of the Filing Date securing purchase money Indebtedness (including Capital Leases) existing as of the Filing Date, which Liens and purchase money Indebtedness are more fully described on Schedule 5.1(b) hereto.

         "Exit Facility" has the meaning specified in subsection 2.3(d) hereof.

         "Filing Date" means the date of filing of the Voluntary Petitions.

         "Final Order" means the Final Order of the Bankruptcy Court referred to in Subsection 6.2.(e) hereof.

         "Fiscal Year" means the twelve month period ending on December 31st of each calendar year.

         "GAAP" means generally accepted accounting principles and practices as in effect from time to time, consistently applied during each interval and from period to period.

         "Hazardous Substances" means all materials, substances, compounds and solutions the use, transportation, storage, generation or disposal of which are regulated by any Environmental Law. Without limiting the generality of the foregoing, Hazardous Substances shall include (a) "hazardous substances", as defined in CERCLA 42 U.S.C. ss. 9601 (14), (b) "petroleum" as defined in RCRA 42 U.S.C. ss. 6991(2)(B), and (c) "pollutant" and "contaminant", each as defined in CERCLA 42 U.S.C. ss. 9601 (33).

         "Indebtedness" means all liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, the Obligations and all obligations to trade creditors whether heretofore, now or hereafter owing, arising, due, or payable from any Borrower to any Person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon Property owned by any Borrower, even though such Borrower has not assumed or become liable for the payment thereof;
(ii) obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by a Borrower, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iii) all unfunded pension fund obligations and liabilities; and (iv) all deferred or accrued taxes.

         "Indemnified Party" has the meaning specified in Section 13 hereof.

         "Insolvency Proceeding" means, with respect to the Person in question, the commencement or filing by or against it of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other similar relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment for the benefit of creditors; the appointment of a receiver, trustee or custodian for it or for any of its assets; the institution by or against it of any of the foregoing or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of its affairs; the sale, assignment, or transfer of all or any material part of its assets; the nonpayment generally of its debts as they become due; or the cessation of its business as a going concern.

         "ISC" means InterDent Service Corporation, Inc., a Washington corporation.

         "InterDent" means InterDent Inc., a Delaware corporation.

         "Interim Order" means the Interim Order of the Bankruptcy Court described in Subsection 6.1(a) hereof.

         "Investment" means (a) any stock, evidence of Indebtedness or other security of, or interest in, another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, or (c) any other investment in or with any other Person, in all cases whether existing on the Filing Date or thereafter made.

         "Lenders' Security Interest" means the Liens created for the benefit of Lenders pursuant to this Agreement, the Orders and the other Loan Documents and more fully described in Section 4.1 hereof.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement. "Lien" includes reservations, exceptions, easements, leases and other restrictions and encumbrances affecting real property. For purposes hereof a Person shall be deemed to own property acquired or held pursuant to a conditional sale or similar security arrangement.

         "LLCP" means Levine Leichtman Capital Partners II, L.P. or its designee.

         "Loan Documents" means this Agreement and the Other Agreements.

         "Loans" means all loans and advances made by Lender to the Borrowers hereunder.

         "Lock Box" and "Lock Boxes" have the meanings specified in Subsection 4.5(a) hereof.

         "Lock Box Agreement" has the meaning specified in Subsection 4.5(b) hereof.

         "Material Adverse Effect" means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole; provided, however, the following events shall be not be deemed to have a Material Adverse Effect on the
Borrowers: (i) the negative impact on the Borrowers caused by Phase II Budget Reductions pursuant to the Oregon Health Plan, implemented by the State of Oregon; and (ii) the destruction of the Debtors' office in Moore, Oklahoma by a tornado, or any uninsured damages resulting therefrom.

         "Material Contract" has the meaning specified in Subsection 5.1(c) hereof.

         "New Purchase Money Liens" means Liens arising after the Filing Date on property acquired by the Borrowers after the Filing Date securing purchase money Indebtedness (including Capital Leases) permitted under Subsection 10.1(d) hereof.

         "Obligations" means and includes (without duplication) the aggregate of the unpaid principal balance of all Loans made hereunder and all accrued and unpaid interest thereon, and all other amounts due and owing from the Borrowers to Lenders hereunder, including, without limitation, all interest, fees, charges or other costs and payments that any Borrower is required to pay to Lenders under or as a result of the Loan Documents or by law; all fees, costs and expenses required to be paid by any Borrower to Lenders pursuant to any Loan Document; and all amounts, if any, paid by Lenders to fund the Carve-Out pursuant to this Agreement and the Orders.

         "Orders" means the Interim Order and the Final Order.

         "Other Agreements" means, collectively, the Orders, all agreements, instruments and documents including, without limitation, notes, guarantees, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of any Borrower or any other Person and delivered to Lenders or to any parent, affiliate or subsidiary of Lenders in connection with the Obligations or the transactions contemplated hereby.

         "Overadvanced Amount" means the amount by which the outstanding Obligations exceed the Available Amount.

         "Permitted Expenses" means (i) fees and expenses of professionals incurred by the Borrowers after the Filing Date and approved by the Bankruptcy Court in an aggregate amount for any month (or portion thereof) not to exceed the aggregate amount for such month (or portion thereof) set forth in the Budget, and (ii) the Carve-Out.

         "Permitted Liens" means: (i) Liens for taxes not yet payable or being contested in good faith and by appropriate proceedings diligently pursued, provided that the reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (ii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance, old age pensions or other social security benefits or obligations; (iii) deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business and not in connection with the borrowing of money, including the Borrowers' deposit in the approximate amount of $115,000 with its credit card processor, First National Bank, N.A.; (iv) Liens in favor of Lenders hereunder and under the Orders; (v) such utility, access and other easements, rights of way, restrictions, exceptions, minor defects or irregularities in or clouds on title or encumbrances not arising out of the borrowing of money or the securing of advances or credit, and which will not interfere with or impair in any respect the utility, operation or value of any properties of Borrower; (vi) the Liens in favor of the Administrative Agent (under the 1999 Credit Agreement and the 2000 Credit Agreement) for the ratable benefit of the Agent and the holders of the Senior Secured Claims; (vii) Existing Purchase Money Liens; and (viii) mechanics', materialmen's, repairmen's or other like Liens imposed by statute or common law for goods and/or services obtained by the Borrowers in the ordinary course of business prior to or after the Filing Date that are junior in priority to the Lender's Security Interest.

         "Person" means any individual, trust, firm, partnership, corporation or any other form of public, private or governmental entity or authority.

         "Pre-Petition Payment" means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against one or more of the Borrowers.

         "Phase II Budget Reductions" means the next phase of budget reductions to the Oregon Health Plan implemented by the State of Oregon.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Receivables Report" has the meaning specified in Subsection 2.1(a) hereof.

         "Release" has the meaning assigned to such term in CERCLA 42 U.S.C.ss. 9601(22).

         "Reorganization Plan" means any proposed plan of reorganization in the Bankruptcy Cases.

         "Reportable Event" has the meaning specified in Subsection 5.1(e) hereof.

         "Revolving Loan Commitment" shall mean the Approved Amount.

         "Senior Secured Banks" means JPMorgan Chase Bank, Fleet Capital Corporation and U.S. Bank National (and in the case of each of the Banks, any successors, assigns or designees).

         "Senior Secured Claims" means all of the obligations under the 1999 Credit Agreement and the 2000 Credit Agreement and, in the case of each credit agreement, the other Loan Documents (as defined in the 1999 Credit Agreement and 2000 Credit Agreement) including, without limitation, the Obligations (as defined in the 1999 Credit Agreement and the 2000 Credit Agreement).

         "Special Collateral" has the meaning specified in Subsection 4.5(e) hereof.

         "Sponsor Protection Order" means the order to be entered by the Bankruptcy Court, in form and substance acceptable to Lenders in their sole discretion, providing that, in exchange for the Lenders' commitment to and support of the Approved Reorganization Plan: (a) upon the effective date of the Approved Plan of Reorganization, the Lenders shall be entitled to reimbursement of each of their reasonable out-of-pocket expenses (including reasonable attorneys' fees) and transaction fees of $500,000 (DDJ Lenders) and $333,333
(LLCP); and (b) upon either (i) the confirmation of any Plan of Reorganization that is not an Approved Plan; or (ii) the consummation of a sale of all or substantially all of the assets of either Borrower, each Lender shall be paid its reasonable out-of-pocket expenses (including reasonable attorneys' fees), and each Lender shall be paid a break-up fee of one million dollars ($1,000,000).

         "Stop Loss Condition" means the condition that exists if, during any rolling four week period the Borrowers' (a) cash on deposit is less than 70% of the amount set forth in the Budget for such time; or (b) Capital Expenditures exceed 100% of the amount set forth in the Budget for any month; provided that to the extent the maximum permitted amount of Capital Expenditures for any fiscal month as set forth in the Budget and Schedule 8.2 hereto shall exceed the actual amount of Capital Expenditures made by the Borrowers during such fiscal month, the Borrowers shall have the right to utilize such excess amount in any future fiscal month.

         "Subordinated Debt" means Indebtedness of any Borrower which is subordinated to the Obligations in a manner satisfactory in form and substance to Lenders.

         "Subsidiary" means any corporation (or other legal entity) of which more than 50% of the outstanding stock (or other equity interests) having by its terms the ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation (or other legal entity) is at the time, directly or indirectly through one or more intermediaries, owned or controlled by a Borrower and/or one or more of its Subsidiaries, irrespective of whether or not, at the time, stock (or other equity interests) of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency.

         "Superpriority Claim" means a claim against Borrower or any of the other Borrowers in any of the Bankruptcy Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

         "Term" has the meaning specified in Section 12 hereof.

         "Termination Date" has the meaning specified in Section 12 hereof.

         "Termination Fee" has the meaning specified in Subsection 2.3(d) hereof.

         "UCC" means the Uniform Commercial Code (or any successor statute) as adopted and in effect in California or as adopted and in effect in any other state the laws of which are required by Division 9109(c)(3) of the California Commercial Code to be applied in connection with the issue of perfection of security interests as it shall be in effect from time to time.

         "Unused Line Fee" has the meaning specified in Subsection 2.3(b) hereof.

SECTION 2.        LOANS AND TERMS OF PAYMENT.

Section 2.1       Revolving Loans.
                  ---------------

(a) Upon Borrower's requests made during the Term, Lenders will make Loans to Borrower for the benefit of any Borrower in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) the Revolving Loan Commitment or (ii) an amount equal to seventy-five percent (75%) of Eligible Receivables; such amount shall be referred to herein as the "Available Amount." Each request for a Loan must be accompanied by a certificate, signed by an officer of each Borrower, that (i) indicates the date and amount of the requested Loan; (ii) certifies that, as of the date of the certificate and the date of the requested Loan (both before and after giving effect thereto) each of the representations and warranties made by the Borrowers in this Agreement is true and accurate, that the Borrowers are in compliance with each of the covenants contained in this Agreement, and that no Default or Event of Default has occurred; and (iii) certifies the accuracy of an accompanying report ("Receivables Report"), which shall include an aging of all of the Borrowers' accounts receivable (as of a date not more than ten (10) Business Days prior to the date of the Loan request), and indicate the amount and composition of the Eligible Receivables.

(b) Borrower shall request each Loan not later than 4:00 p.m. (Boston, Massachusetts time) at least five (5) Business Days before the Business Day on which Borrower requests Lenders to make such Loan; provided that Lenders need not make the initial Loan to be made hereunder until the second business day after the Interim Order is entered. Each such request shall be made in writing, and shall specify the requested date and amount of such Loan. Each such notice shall be irrevocable. Each telephonic request for a Loan shall be conclusively presumed to be made by a person authorized by Borrowers to do so and shall be confirmed in writing by delivery to Lenders of a written request the next Business Day. Subject to Subsection 2.1(a) hereof, each Loan shall be in an amount not less than $500,000 and in integral multiples of $100,000 each thereafter. All Loans shall be repaid in full upon the earlier to occur of (i) expiration of the Term as provided in Section 12 of this Agreement, and (ii) the acceleration of the Obligations pursuant to Subsection 11.2 of this Agreement. If, at any time and for any reason, the outstanding principal amount of all Loans made pursuant to this Agreement shall exceed the Revolving Loan Commitment, then each Borrower shall be obligated to immediately pay to Lender, in cash, the amount of such excess.

(c) The DDJ Lenders will make 60% of such Loans available to Borrowers, and LLCP will make 40% of such loans available to Borrowers. Unless Borrowers are instructed otherwise in writing by the DDJ Lenders and LLCP, all payments made by Borrowers under this Agreement shall be paid 60% to DDJ (on behalf of all of the DDJ Lenders), and 40% to LLCP.

Section 2.2       Interest.
                  --------

(a) The Borrowers will pay interest to Lenders on the unpaid principal amount of all Loans made hereunder at the Applicable Rate. Interest will be calculated with respect to the outstanding principal balance of the Loans at the close of each day computed on the basis of the actual number of days elapsed over a 360-day year. At any time when an Event of Default has occurred and is continuing the unpaid principal amount of all Loans and the unpaid amount of all other Obligations shall bear interest from the date of occurrence of such Event of Default through the date that such Loans or other Obligations are paid in full at a rate per annum (the "Default Rate") equal to the Applicable Rate plus two percent (2%). During the term of this Agreement, all interest payable by a Borrower shall be due and payable on the first Business Day of the first calendar month following the month during which such interest accrued.

(b) It is the intent of the parties that the rate of interest and the other charges to the Borrowers under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit that Lenders may lawfully charge the Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be applied to reduce the outstanding principal amount of the Obligations or, if such application is not permitted by applicable law, then such amount shall be refunded to the Borrowers.

Section 2.3 Fees. The Borrowers will pay the fees described below to Lenders during the term of this Agreement.

(a) A "Closing Commitment Fee" of 2.5% of the Approved Amount, earned in full on the date hereof. The initial Closing Commitment Fee based on the Approved Amount in the Interim Order shall be payable by the Borrowers to Lenders on the Closing Date. If the Final Order increases the Approved Amount the additional Closing Commitment Fee equal to 2.5% of the increase in the Approved Amount shall be payable two (2) Business Days after entry of the Final Order.

(b) An "Unused Line Fee" of 1% per annum calculated from the Closing Date, and equal to 1% of the average daily difference between (i) the Approved Amount and
(ii) the aggregate outstanding Loans, and shall be payable monthly in arrears, and on the Termination Date.

(c) An "Agent's Fee" of $15,000, which shall be payable monthly, in arrears, if an interest in the Loans is sold to any entity not managed by the DDJ Lenders or LLCP.

(d) A "Termination Fee" of 2.5% of the Approved Amount, which shall be paid on the Termination Date, unless the Senior Secured Banks provide the Borrowers with an alternate exit financing facility on terms that are no less favorable to the Borrowers than the terms of the exit facility offered by Lenders and described herein. In exchange for this fee, Lenders agree that if the Bankruptcy Court confirms the Approved Reorganization Plan, then the Borrowers will have the right to roll the this loan facility into a post-confirmation revolver equal to the Approved Amount (the "Exit Facility") that will share collateral pari passu with the Senior Secured Banks and any other holders of the instruments that will be issued under the Approved Reorganization Plan to the holders of the Senior Secured Claims. The Exit Facility will be repaid and re-borrowed from time to time and the outstanding balance will bear interest at the rate of 12% per annum.

(e) In the event that Lenders, in the exercise of their commercially reasonable judgment, elect to conduct or to cause any representative or agent of Lenders to conduct, an examination of the Collateral or any of Borrowers' properties, facilities or books and records, the Borrowers shall pay to Lenders or to such representative or agent as directed by Lenders, all reasonable out-of-pocket fees and expenses (not to exceed $3,000 per day), for each examination performed by or at Lenders' direction, all such fees and expenses to be paid upon the completion of each such examination.

(f) All reasonable expenses of Lenders (including reasonable attorneys' fees and expenses of counsel to LLCP and the DDJ Lenders) described in Section 14.2, which expenses shall be paid upon submission of an invoice by Lenders (or their counsel or other professionals) to Borrower.

Section 2.4 Changes in Laws and Increased Costs of Loans. Notwithstanding anything to the contrary contained herein, in the event that any change in applicable law or regulation (or the interpretation or administration thereof) shall either (i) make it unlawful for Lenders to make or maintain any Loans or to comply with the terms hereof in connection with any Loans, by an amount deemed by Lenders to be material, or (ii) shall result in the increase in the costs to Lenders of making or maintaining any Loans, or (iii) reduce the amounts received or receivable by Lenders in respect thereof, by an amount deemed by Lenders to be material, then, in each case, the Borrowers shall pay to Lenders, upon demand by Lenders any amounts required to compensate Lenders for any such loss (including loss of anticipated profits), cost or expense resulting from the foregoing. A certificate of Lenders setting forth the basis for the determination of such amount necessary to compensate Lenders as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

Section 2.5       Payment of Obligations.
                  ----------------------

(a) Maturity. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Borrowers shall immediately pay to Lenders cash in an amount equal to the aggregate outstanding principal amount of the Loans and all accrued and unpaid interest thereon, together with any and all fees, expenses and other Obligations owing to Lenders hereunder.

(b)      Mandatory Prepayments.
         ---------------------

(i)      Collateral Proceeds:
         -------------------

                           During any calendar year or part thereof, the Borrowers shall be entitled to retain the first one million dollars ($1,000,000) of the aggregate amount of proceeds from the following: (a) the net sale proceeds from all asset sales that are not sales in the ordinary course of business; (b) any insurance or condemnation proceeds received by either Borrower; and (c) other proceeds of or from Collateral, which proceeds are not received in the ordinary course of business. Any and all proceeds in excess of the first one million dollars ($1,000,000) shall, immediately upon the Borrowers' receipt of such funds, be paid in the following order: First, to pay down any Obligations that are outstanding hereunder as of the date the Borrowers receive such proceeds; and second, to pay down the Senior Secured Claims. To the extent the Obligations hereunder are paid down in accordance with this subsection, then the Revolving Loan Commitment and the commitment under the Exit Facility shall be reduced permanently by such amount; provided, however, that if the Borrowers can demonstrate, to the satisfaction of the Senior Secured Banks and the Exit Facility lenders (a determination to be made each in their reasonable discretion of the Senior Secured Banks and the Exit Facility lenders), that the Borrowers need more liquidity following the effective date of an Approved Reorganization Plan, then the commitment amount under the Exit Facility (as it may have been reduced in accordance with this paragraph) can be increased (at the election of the Borrowers) by an amount equal to the lesser of: (i) one million dollars ($1,000,000); and (ii) the amount necessary to bring the commitment under the Exit Facility back up to the Approved Amount. The Lenders agree that any and all amounts that they receive on account of their Senior Secured Claims in accordance with this subsection 2.5(b)(i) shall be returned to the Borrowers' bankruptcy estates as a condition to the effectiveness of the Approved Reorganization Plan and, pursuant to the terms thereof, shall be distributed to the Senior Secured Banks on the effective date of such Plan, with such amounts to be applied against the principal payments to be made to the holders of the restructured Senior Secured Claims under the Approved Reorganization Plan in inverse order of maturity.

(ii)     Overadvanced Amount:
         -------------------

                           At any time when there exists an Overadvanced Amount, Borrowers shall, within twenty-four (24) hours of such occurrence, make a principal payment in an amount equal to the Overadvanced Amount.

Section 2.6 Use of Proceeds. The Borrowers shall use the proceeds of the Loans provided by Lenders to Borrower hereunder: (a) for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) for general operating and working capital purposes, (c) for Capital Expenditures and (d) for Permitted Expenses. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulations U, T and X of the Board of Governors of the Federal Reserve System, as amended.

SECTION 3.        ALLOWANCE AND PRIORITY OF CLAIMS.

         Upon entry of the Interim Order pursuant to Section 364(c)(l) of the Bankruptcy Code, the Obligations of the Borrowers hereunder shall at all times constitute allowed administrative expense claims in the Bankruptcy Case having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; provided, however, such priority of claims shall be subordinate only to a carve-out not to exceed $1 million (the "Carve-Out") for (a) following an Event of Default under this Agreement, the payment of (i) unpaid fees and disbursements incurred by professionals (other than ordinary course professionals) retained, pursuant to Sections 327 or 1103(a) of the Bankruptcy Code (provided that such professional fees and disbursements are incurred following the occurrence of an Event of Default, acceptable to the Lenders, and allowed by the Bankruptcy Court) plus (b) quarterly fees required to be paid pursuant to 28 U.S.C. ss.1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; provided, however, that the Carve-Out shall not include professional fees, disbursements, costs, or expenses incurred in connection with any claim or cause of action asserted against the Lenders or the Senior Secured Banks and/or any challenge or defense to prepetition (including, without limitation, any Liens in favor of the holders of the Senior Secured Claims) or postpetition obligations (including, without limitation, the amount due hereunder) of the Borrowers to Lenders or the holders of the Senior Secured Claims or prepetition or postpetition Liens of Lenders or the Administrative Agent (under the 1999 Credit Agreement and 2000 Credit Agreement) for the ratable benefit of the holders of the Senior Secured Claims. So long as no Event of Default shall have occurred and be continuing, the Debtors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Code ss.ss.330 and 331, as the same may be due and payable, but only to the extent such amounts do not exceed the amounts set forth in the Budget, and the same shall not reduce the Carve-Out. The Lenders waive the right to seek the recovery or disgorgement of any fees paid out to the professionals under the foregoing terms and conditions, notwithstanding their rights under Sections 503(b) and 507(b). Any prepetition retainers held by any such professionals shall be fully applied against and utilized prior to such professionals receiving any postpetition payments from the Debtors. The foregoing provisos are without prejudice to Lenders' right to object to any such fees or expenses.
SECTION 4.        SECURITY INTEREST IN FAVOR OF LENDER.

Section 4.1 Security Interest in Collateral. As security for the Loans and all other Obligations, each Borrower hereby pledges, assigns and grants to Lenders first priority Liens on all of the tangible and intangible real and personal property and fixtures of such Borrower, whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and all proceeds and products thereof, including without limitation all Property described below, and all other Property and interests in Property, real or personal, now owned or leased or hereafter acquired or leased, now or hereafter pledged or assigned as collateral security for payment of any of the Obligations (hereinafter referred to collectively as the "Collateral"):

(a) all tangible personal property, including without limitation all present and future goods, inventory, equipment, merchandise, furniture, fixtures, supplies, motor vehicles, rolling stock, machinery, tools, computers, computer software and associated equipment now owned or hereafter acquired, including, without limitation, all tangible personal property used in the operation of the business of such Borrower;

(b) all rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to each Borrower for the operation of its business;

(c) all patents, patent registrations and patent applications, processes, formulae, trade secrets, registered and common law trademarks (including service marks), trademark registrations and applications, trade names, exclusive and nonexclusive licenses from third parties of the right to use patents, patent applications, processes, formulae, trade secrets and trademarks of such third parties, along with any and all (i) renewals thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (iii) rights to sue for past, present and future infringements thereof, and (iv) foreign patents, patent registrations and patent applications, trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world;

(d) all copyrights, whether statutory or common law, owned by or assigned to such Borrower, all exclusive and nonexclusive licenses from third parties or rights to use copyrights owned by such third parties, along with any and all (i) renewals and extensions thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights to sue for past, present and future infringements thereof, and (iv) foreign copyrights and any other rights corresponding thereto throughout the world;

(e)      any other intellectual property of such Borrower;

(f) all rights under all present and future contracts and agreements and all present and future leases of real and personal property;

(g) all shares of capital stock of and/or other equity interests in any Borrower or any other Person held by such Borrower, except the stock in the entities listed on Schedule 4.1;

(h) all other personal property, including, without limitation, all present and future accounts, accounts receivable, cash, cash equivalents, deposits, deposit accounts, loss carry back, tax refunds, all causes of action and choses in action (other than the net proceeds of causes of action arising under avoidance provisions of the Bankruptcy Code, to the extent of the costs of collection and amounts in excess of the sum of the costs of collection and the Carve-Out), investment property, capital stock, securities, partnership interests, limited liability company interests, contracts, contract rights, general intangibles (including without limitation, all customer and advertiser mailing lists, intellectual property, patents, copyrights, trademarks, trade secrets, trade names, domain names, goodwill, customer lists, advertiser lists, indexes, lists, data and other documents and papers relating thereto, blueprints, designs, charts, and research and development, whether on paper, recorded electronically or otherwise), all websites (including without limitation, all content, HTML documents, audiovisual material, software, data, hardware, access lines, connections, copyrights, trademarks, patents and trade secrets relating to such websites) and domain names, any information stored on any medium, including electronic medium, related to any of the personal property of such Borrower, all financial books and records and other books and records relating, in any manner, to the business of such Borrower, all proposals and cost estimates and rights to performance, all instruments and promissory notes, documents and chattel paper, and all debts, obligations and liabilities in whatever form owing to such Borrower from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Borrower, and all guaranties and security therefor, and all letter of credit and other supporting obligations in respect of such debts, obligations and liabilities;

(i) all right, title and interest of such Borrower in and to all real property, whether now owned or hereafter acquired by such Borrower, together with all improvements now or hereafter located on such real property and all easements and appurtenances thereto, the land lying within any street or roadway adjoining any such real property, any vacated or hereafter vacated street or alley adjoining any such real property; and any strips and gores adjoining any such real property, all and singular the passages, waters, water rights (whether tributary or non-tributary or not non-tributary), water courses, riparian rights, wells, well permits, water stock, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to any such real property, including homestead and any other claim at law or in equity, as well as any after-acquired title, franchise or license, and the reversion and reversions and remainder and remainders thereof, all rents, royalties, income (including, without limitation, operating income), receipts, revenues, issues, and profits of and from the use, operation, or enjoyment of any such real property and improvements, all machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached or incorporated, and including all trade, domestic, and ornamental fixtures) now or hereafter located in, upon, or under any such real property or improvements and used or usable in connection with any present or future operation thereof, including but not limited to all lighting, utility, and power equipment, engines, pipes, pumps, tanks, motors, conduits, utility systems, plumbing, lifting, cleaning, fire prevention, fire extinguishing, signage, heating, air-conditioning, communication apparatus, water heaters, ranges, furnaces, appliances, refrigerators, stoves, shades, awnings, screens, storm doors and windows, attached cabinets, rugs, carpets and draperies and all additions thereto and replacements therefor, all plans and specifications for the improvements on any such real property, soil, environmental, engineering, land planning maps, surveys and other studies and reports concerning any such real property or prepared for the orderly planning and development of any such real property, including all plans, drawings and studies concerning the platting or replatting of any such real property, all marketing related materials prepared to market the improvements on any such real property, including, but not limited to, any sales center, scale models, marketing brochures, presentations and advertising signs, all contracts and subcontracts relating to the improvements on any such real property, or any thereof, all awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, casualty or injury to, or decrease in the value of, any of such real property, including without limitation all property insurance payments, proceeds and policies related to such real property, and all other and greater rights and interests of every nature in all such real property and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by such Borrower;

(j) all right, title and interest of such Borrower in and to all fixtures, fittings, building machinery, building apparatus, building equipment, building and other materials intended to be affixed to or incorporated into any real property, supplies, and other tangible personal property in the nature of fixtures affixed to any such real property for the operation of the buildings now owned or hereafter acquired by any Borrower and used, intended for use, or reasonably required in the development, construction, reconstruction, alteration, repair, or operation of any such real property and any improvements or infrastructure located thereon, together with all accessions thereto, replacements and substitutions therefor, proceeds thereof and appurtenances thereto; and

(k) all licenses, permits, franchises, and other entitlements to use and all rights thereto which have been issued by or which are pending before any governmental or quasi-governmental agency which are necessary or appropriate for the use or operation of any real property or improvements thereon, and all water taps, sewer taps, building permits, curb cut permits, storm water discharge permits, refunds, rebates or deposits due or to become due from any utility companies or governmental entity, agency, authority, board, commission, or governing body authorized by federal, state or local laws or regulations as having jurisdiction over any real property, and the absolute right to all of such Borrower's rights in and to contract rights related to the ownership or operation of any real property, leases, concessions, operating systems, warranties, licenses, plans, drawings and other items of intangible personal property relating to the ownership or operation of any such real property.

         Any of the foregoing terms that are defined in the Uniform Commercial Code shall have the meaning provided in the Uniform Commercial Code, as amended and in effect from time to time, as supplemented and expanded by the foregoing. The Uniform Commercial Code shall incorporate reference to Article 9 as in effect on the date hereof and as amended by Revised Article 9 with an effective date of July 1, 2001.

         The pledge, assignment and grant of Liens in favor of Lenders on the Collateral is sometimes referred to herein as the "Lenders' Security Interest".

Notwithstanding anything to the contrary in this Section 4.1, the Collateral does not include any shares of capital stock of or property or assets of Capitol Dental Care, Inc., an Oregon corporation ("Capitol Dental"), Managed Dental Care of Oregon, Inc., an Oregon corporation ("Managed Dental"), and Dedicated Dental Systems, Inc., a California corporation ("Dedicated Dental").

Section 4.2       Priority of Lender's Security Interest; Relief from Stay.
                  --------------------------------------------------------

(a) Upon entry of the Interim Order, the Obligations shall be secured pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code in accordance with the terms of the Interim Order and the Lenders' Security Interest shall be senior to all other Liens on the Collateral except that the Permitted Liens shall be senior to Lenders' Security Interest, but only to the extent that such Permitted Liens are valid and perfected under applicable non-bankruptcy law and are not avoided or subordinated under the Bankruptcy Code.

         The Orders shall provide that, with respect to relief from the Automatic Stay, that if: (a) an Event of Default occurs and is not cured within the applicable cure period, if any, set forth in Section 11, then the Lenders may set an expedited hearing for relief from the automatic stay on not less than three (3) Business Days' notice and at such hearing (i) the only issue will be whether an uncured Default exists; and (ii) Lenders shall be granted relief from stay if an uncured Default is found to exist; (b) the Loan is not paid on such maturity date, the automatic stay shall be deemed lifted without further order of the Court and Lenders may exercise any and all available remedies.

(b) Subject to Subsection 4.2(a) of this Agreement, upon entry of the Interim Order, the automatic stay provisions of 11 U.S.C. ss. 362 shall be vacated and modified to the extent necessary to permit the Lenders to exercise all rights and to effectuate the provisions of this Agreement and the Orders, without the need for filing further pleadings or application to or order of the Bankruptcy Court. Upon entry of the Interim Order, no party in interest shall have the right to contest the enforcement of the remedies set forth in this Agreement on any basis other than the fact that an Event of Default has not occurred. No party in interest shall have the right to seek injunctive relief against such enforcement under Section 105 of the Bankruptcy Code or otherwise, or to seek injunctive relief in conflict with the provisions of this Agreement or the Orders if these Obligations have become all due and payable pursuant to ss. 12(e) or 12(f).

Section 4.3 Preservation of Collateral; Perfection of Lender's Security Interest. Each Borrower shall, at Lenders' request, at any time and from time to time, execute and deliver to Lenders such security agreements, mortgages, financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Lenders) and do such other acts and things as Lenders may deem necessary or desirable in order to establish and maintain the validity, attachment and perfection of the Lenders' Security Interest (free and clear of all other Liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens and the Carve Out). Each Borrower irrevocably hereby makes, constitutes and appoints Lenders (and all Persons designated by Lenders for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to execute such security agreements, mortgages, financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary or appropriate to preserve and perfect Lenders' Security Interest. Each Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement, the Orders or of a financing statement shall be sufficient as a financing statement.

Section 4.4 Possession of and Rights to Access Collateral. Until an Event of Default has occurred, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower's business,
(a) to sell, lease or furnish under contracts of service any of such Borrower's inventory normally held by it for any such purpose, (b) to use and operate the machinery, equipment, real property and improvements thereon consistent with past practices, and (c) subject to the terms of this Agreement, the Orders and any other orders issued by the Bankruptcy Court, to use cash collateral for Permitted Expenses and for working capital and Capital Expenditures in accordance with the Budget.

Section 4.5       Collection of Proceeds of Accounts Receivable.
                  ---------------------------------------------

(a) Within two (2) Business Days after receiving the written request of Lenders, each Borrower shall (i) direct all of its account debtors to make all payments on such Borrower's accounts receivable directly to post office boxes (each a "Lock Box" and collectively the "Lock Boxes") with one or more financial institutions reasonably acceptable to, and in the name and under exclusive control of, Lenders, (ii) establish accounts (each a "Blocked Account" and collectively the "Blocked Accounts") in Lenders' name for the benefit of each Borrower with financial institutions reasonably acceptable to Lenders, into which all payments received in the Lock Boxes shall be deposited, and into which each Borrower will immediately deposit all payments made for services rendered by such Borrower and received by it in the identical form in which such payments were made, whether by cash or check, and (iii) cause each Borrower, any Affiliate of a Borrower, and any shareholder, officer, director, employee or agent of a Borrower or any Affiliate, and any other Person acting for or in concert with a Borrower that receives any monies, checks, notes, drafts or other payments relating to or as proceeds of Borrowers' accounts receivable or other Collateral, to receive and hold such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in hand to the Blocked Accounts.

(b) Within two (2) Business Days of any written request made by Lenders pursuant to Subsection 4.5(a), each Borrower shall cause each financial institution with which a Lock Box and Blocked Account has been established to enter into an agreement (a "Lock Box Agreement" or "Blocked Account Agreement") on terms satisfactory to Lender, confirming that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of Lenders, that such financial institution has no right to setoff against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that upon written notice from Lenders, such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Lenders, funds deposited in the Blocked Account on a daily basis as such funds are collected.

(c) Each Borrower agrees to pay all reasonable fees, costs and expenses which the Borrowers incur in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid pursuant to any Lock Box or Blocked Account Agreement with the Borrowers, to the extent same shall have been paid by Lenders hereunder, shall constitute Loans hereunder, shall be payable to Lenders by the Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to Lenders in kind shall be endorsed by the requisite Borrower, to Lenders, and, if that endorsement of any such item shall not be made for any reason, Lenders are hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this Subsection 4.5(c), each Borrower irrevocably hereby makes, constitutes and appoints Lenders (and all Persons designated by Lenders for that purpose) as such Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or proceeds of Collateral of the Borrowers and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account receivable of a Borrower or goods pertaining thereto;
(ii) to take control in any manner of any item of payment or proceeds thereof;
(iii) to have access to any lock box or postal box into which any of the Borrowers' mail is deposited; and (iv) open and process all mail addressed to any Borrower and deposited therein; provided, however, that Lenders shall not exercise any such powers described in clauses (i), (ii), (iii) and (iv) of this Subsection 4.5(c) unless and until an Event of Default has occurred.

(d) Lenders may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any account debtor and whether before or after the maturity of any of the Obligations (and subject only to the notice required to be given in accordance with Subsection 4.2(b) hereof), (i) enforce collection of any of the Borrowers' accounts receivable or contract rights by suit or otherwise; (ii) exercise all of the Borrowers' rights and remedies with respect to proceedings brought to collect any accounts receivable; (iii) surrender, release or exchange all or any part of any accounts receivable of the Borrowers, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any account receivable of a Borrower upon such terms, for such amount and at such time or times as Lenders deem advisable; (v) prepare, file and sign the requisite Borrower's name on any proof of claim in bankruptcy or other similar document against any account debtor indebted on an account receivable of such Borrower; and (vi) do all other acts and things which are necessary, in Lenders' sole discretion, to fulfill each Borrower's Obligations under this Agreement and to allow Lenders to collect the accounts receivable. In addition to any other provision hereof, Lenders may at any time on or after the occurrence of an Event of Default, at the Borrowers' sole expense, notify any parties obligated on any of the accounts receivable of the Borrowers to make payment directly to Lenders of any amounts due or to become due thereunder.

(e) Immediately upon a Borrower's receipt of any portion of the Collateral evidenced by an instrument or document including, without limitation, any chattel paper, trade acceptances, documents of title and/or warehouse receipts (the "Special Collateral"), such Borrower shall deliver the original thereof to DDJ, as agent for the benefit of Lenders, together with an appropriate endorsement or other specific evidence of assignment thereof to DDJ (in form and substance acceptable to Lenders). If an endorsement or assignment of any such items shall not be made for any reason, DDJ, as agent for the benefit of Lenders, is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

SECTION 5.        REPRESENTATIONS AND WARRANTIES.

Section 5.1 General Representations and Warranties. Each Borrower represents and warrants to Lenders as of the Closing Date:

(a) Each Borrower is duly organized and existing and in good standing under the laws of the state of its incorporation and is qualified or licensed to do business in all other countries, states and provinces the laws of which require such Borrower to be so qualified or licensed and in which Borrower conducts any material business, except where such circumstance cannot reasonably be expected to have a Material Adverse Effect;

(b) Each Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of Liens, except Lenders' Security Interest, Permitted Liens and the Carve-Out;

(c) No Borrower is a party to any contract, lease, license agreement or other agreement, or subject to any charge, corporate restriction, judgment, decree or order, which could reasonably be expected to have a Material Adverse Effect, and each contract, license, lease or other agreement that is material to maintain Borrowers' operations at a level equal to or better than their level as of the Closing Date (each, a "Material Contract") is in full force and effect and no event has occurred or failed to occur which, with the giving of notice or passage of time or both, would constitute a default under any such Material Contract (other than the type of default described in Bankruptcy Code ss. 365(b)(2)); provided, however, that Borrowers have disclosed to Lenders that they are in default under one agreement, as disclosed in an email sent to counsel to the DDJ Lenders from counsel for the Borrowers on May 9, 2003.

(d) No Borrower is in violation of any applicable statute, regulation or ordinance of any governmental entity; or of any agency thereof, which could reasonably be expected to have a Material Adverse Effect;

(e) No Borrower has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA, and the regulations promulgated thereunder and, to the best knowledge of each Borrower's executive officers, there exists no event described in Section 4043(b)(3) thereof ("Reportable Event") except where such circumstance cannot reasonably be expected to have a Material Adverse Effect;

(f) Except for filings and payments which could not reasonably be expected to have a Material Adverse Effect, each Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, to the extent due and payable, all taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Obligations, its employees, payroll, income, and gross receipts, its ownership or use of any of its assets, and any other aspect of its business (collectively, the "Charges");

(g) The offices or locations where each Borrower keeps the Collateral and books and records concerning the Collateral, including, without limitation, computer programs, printouts and other computer materials, are at the locations set forth on Schedule 5.1(g) hereto;

(h) The addresses specified on Schedule 5.1(g) hereto include and designate each Borrower's chief executive office, chief place of business and other offices and places of business and are the Borrowers' sole offices and places of business;

(i) Upon execution of this Agreement and the other Loan Documents by Lenders and so long as one or both Orders have been entered, each Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Agreements, and its officers executing and delivering the Loan Documents are duly authorized and empowered to do so;

(j) The execution, delivery and performance by each Borrower of the Loan Documents shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in its Articles or Certificate of Incorporation or By-Laws;

(k) Each Borrower has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to continue to conduct its business as heretofore conducted, and to own or lease and operate the properties now owned or leased by it, except where such failure cannot reasonably be anticipated to have a Material Adverse Effect;

(l) The execution and delivery of the Loan Documents by each Borrower does not directly or indirectly violate or result in a violation of Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, and no Borrower owns or intends to purchase or carry any "margin security" as defined in said Regulations;

(m) Schedule 5.1(m) hereto lists all owned and leased real property and, except as described in Schedule 5.1(m), no Borrower is a party to any contract or agreement for the sale, transfer, assignment or other disposition of the real property or any portion thereof or interest therein;

(n) The Liens granted to Lenders pursuant to this Agreement are fully perfected first priority Liens in and to the Collateral, subject only to the Permitted Liens and the Carve-Out. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except Lenders' Security Interest, Permitted Liens and the Carve-Out;

(o) Except as disclosed in Schedule 5.1(o), all premises and facilities owned, leased, used or operated by any Borrower or any Subsidiary of a Borrower or, to the knowledge of any of the Borrowers' executive officers, after a reasonable investigation, any predecessor in interest, have been, and continue to be, owned, leased, used or operated in compliance in all material respects with all applicable Environmental Laws except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect;

(p) No broker or finder acting on behalf of any Borrower brought about the obtaining, making or closing of the loans pursuant to this Agreement and no Borrower has any obligation to any other Person in respect of any finder's or brokerage fees in connection with the loans contemplated by this Agreement;

(q) There has been no change in the credit terms or policies which any Borrower offers to its customers from those disclosed to Lender prior to the date of this Agreement;

(r) No information contained in the Loan Documents, or any written statement furnished by or on behalf of any Borrower pursuant to the terms of this Agreement, which has previously been delivered to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading at the time and in light of the circumstances under which made;

(s) Except for actions to collect Indebtedness incurred before the Filing Date or as disclosed on Schedule 5.1(s), there are no actions, suits, claims, investigations or proceedings which are pending or, to the best knowledge of the Borrowers' executive officers, threatened, against or affecting any Borrower, its assets, goodwill or business or any other Person which could reasonably be expected to have a Material Adverse Effect or would impair the ability of any Borrower to perform its obligations under the Loan Documents or would impair Lenders' ability to enforce any Obligations or realize upon any Collateral; and

(t) Set forth on Schedule 5.1(t) hereto is a complete list of all deposit and other accounts maintained by the Borrowers with any bank or other financial institution as of the Closing Date.

(u) Borrowers have, and shall maintain, a valid, perfected and enforceable first-priority security interest in (i) all amounts owed to Borrowers by or on behalf of their Affiliates (including all affiliated dental practices); and any and all related contracts, contract rights, and accounts receivable; and (ii) any accounts assigned to them from any third parties who assigned or assign such accounts.

Section 5.2 Warranty and Reaffirmation of Warranties and Representations; Survival of Warranties and Representations. Each request made by Borrower for a Loan pursuant to the Loan Documents shall constitute (i) a warranty and representation by each Borrower to Lenders that there does not then exist an Event of Default or a Default, except as otherwise notified to Lenders by a Borrower and (ii) a reaffirmation as of the date of said request of the representations and warranties of the Borrowers contained in Subsections 5.1(a) through 5.1(s) hereof. All representations and warranties of the Borrowers contained in the Loan Documents shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 6.        CONDITIONS PRECEDENT.

Section 6.1 Conditions to Effectiveness of Agreement and Initial Loans. This Agreement, and the obligation of Lender to make the initial Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived by Lenders in their sole discretion):

(a) Interim Order. The Bankruptcy Court shall have entered, and Lenders shall have received a true copy of, an order in substantially the form of Exhibit A attached hereto with such changes as Lenders shall have approved in its sole discretion (the "Interim Order") approving the Loan Documents, the granting of the Superpriority Claim status and Lenders' Security Interest in all of the Collateral, which Interim Order (i) shall have been entered upon motion of Borrower satisfactory in form and substance to Lenders, (ii) shall be in full force an effect, and (iii) shall not have been stayed, reversed, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the performance by any Borrower of any of its obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of an effective stay pending appeal.

(b) Counterparts of Agreement. This Agreement or counterparts thereof shall have been duly executed and delivered by the Borrowers to Lenders.

(c) Corporate and Judicial Proceedings. All corporate and judicial proceedings required to be taken in connection with the execution of this Agreement, the making of the Loans, the granting of the Security Interest, the use of cash collateral, and the incurrence of any obligations with respect to the execution and delivery of the Loan Documents and all documents and papers relating thereto, shall have been taken, executed and delivered, and shall be satisfactory to Lenders in all material respects. Lender shall have received copies of such documents and papers as Lenders may reasonably request in connection therewith, all in form and substance satisfactory to Lender.

(d) Fees and Expenses. All fees and expenses (including reasonable fees and expenses of counsel to LLCP and the DDJ Lenders, whether incurred before or after the Filing Date) required to be paid to Lenders on or before the Closing Date have been paid.

(e) Bankruptcy Documents. All motions and other documents to be filed with the Bankruptcy Court in connection with this Agreement and the approval thereof shall be in form and substance satisfactory to Lenders.

(f) Budget and Projections. Borrowers shall have delivered to Lender copies of the Budget and projections, which shall be acceptable to Lenders, in their sole discretion.

(g) Material Adverse Effect. There shall have occurred no Material Adverse Effect since March 31, 2003.

(h) Other Documents. Lenders shall have received such other documents, certificates and opinions as Lenders may reasonably request, including all documents necessary to grant, perfect and enforce the Lenders' Security Interest, which documents shall include one or more control agreements to provide Lenders with a first-priority security interest in the Debtors' bank accounts.

(i) Total Asset Representation. Borrowers shall present to Lenders financial statements that were prepared in accordance with GAAP and are dated no earlier than ninety (90) days prior to the funding of the initial Loan to be made hereunder, demonstrating that each Borrower has total assets of at least two million dollars ($2,000,000).

Section 6.2 Conditions to Each Loan. The obligation of Lenders to make the initial Loans and each other Loan shall also be subject to the satisfaction (or waiver by Lenders in their sole discretion) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of each Borrower contained in the Loan Documents shall be correct in all material respects on and as of the date of each Loan, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and (ii) for changes therein permitted or contemplated by this Agreement.

(b) No Events of Default. No event shall have occurred and be continuing, or would result from the funding of the such Loan, which constitutes or would constitute a Default or an Event of Default.

(c) Legality. The making of such Loan shall not violate any requirement of law and shall not be enjoined temporarily, preliminarily or permanently.

(d) Material Adverse Effect. There shall have occurred no Material Adverse Effect since March 31, 2003.

(e) Bankruptcy Court Order. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect, and, not later than 30 days after the entry of the Interim Order, the Bankruptcy Court shall have entered a final order approving the Loan Documents, granting the Superpriority Claim status and Lenders' Security Interest in all of the Collateral, and authorizing the use of cash collateral in form and substance satisfactory to Lenders in their sole discretion (the "Final Order"); provided, that at the time of the making of any Loan the aggregate amount of which, when added to the sum of the principal amount of all Loans then outstanding would exceed the amount thereof that was authorized by the Bankruptcy Court in the Interim Order (collectively, the "Additional Credit"), Lenders shall have received a certified copy of the Final Order, and at the time of the extension of any Additional Credit, the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the performance by Borrower of any of its obligations under any of the Loan Documents shall be the subject of an effective stay pending appeal.

(f) Total Asset Representation. Borrowers shall have provided to Lenders financial statements that were prepared in accordance with GAAP and are dated no earlier than ninety (90) days prior to the funding of such loan, demonstrating that each Borrower has total assets of at least two million dollars ($2,000,000).

(g) Borrowers' Security Interest in Certain Assets. Borrowers shall have provided to counsel for the lenders all information they reasonably deem necessary to verify the representation made by the Borrowers in subsection 5.1(u) herein.

         The request by any Borrower for the funding of any Loan and the receipt by any Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by the Borrowers that all of the conditions in this Section 6.2 have been satisfied, and (ii) a confirmation by the Borrowers of the granting and continuance of Lender's Security Interest pursuant hereto.

SECTION 7.        REPORTS AND INFORMATION.
         On and after the date hereof, until all of the Obligations shall have been paid in full and Lenders shall have no commitment hereunder, the Borrowers shall observe the following reporting covenants:

Section 7.1       Interim Financial Statements and Reports.
                  ----------------------------------------

(a) Weekly Reports. Not later than Wednesday of each week, Borrower shall furnish to Lenders:

(i) an updated list of all deposit and other accounts maintained by the Borrowers with any bank or other financial institution, together with a list of the cash balances on deposit in each such account as of Friday of the prior week;

(ii) a report showing the Borrowers' financial results for the prior week, together with a comparison of the Borrowers' projected financial results for such week, as well as a cumulative comparison from the Filing Date to the prior week, which report shall be prepared in accordance with Borrowers' prior practices, and in a form substantially similar to the Budget; and

(iii) a report containing all information necessary to determine whether a Stop Loss Condition has occurred.

(b) Monthly Reports. Within thirty (30) days after the end of each fiscal month, Borrower shall furnish to Lenders (i) an unaudited consolidated balance sheet of Borrowers as of the end of such month and an unaudited consolidated statement of income for the Borrowers for such monthly period and for the period from the Filing Date through the end of such month, together with a comparison of the Borrowers' actual financial results for such month and cumulatively from the Filing Date against the projected results set forth in the Budget Plan; (ii) a Receivables Report, dated as of the last Business Day of the preceding month; and (iii) an officer's certificate, pursuant to which such officer certifies that (x) the financial statements fairly and accurately represent the consolidated financial condition of the Borrowers at that particular period; and
(y) during that particular period there has been no Default or Event of Default under this Agreement; provided, however, that if any such officer has knowledge that any Default or Event of Default has occurred during such period, the existence of one and a detailed description of same shall be set forth; and (z) the exhibits attached to such financial statements shall include detailed calculations showing compliance with all financial covenants contained in this Agreement.

(c) Other Reports. Borrower shall furnish to Lenders all financial reports provided by the Borrowers to any other creditor at the same time such reports are provided to such creditors.

Section 7.2 Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall furnish to Lenders: (i) a consolidated balance sheet of the Borrowers as of the end of such fiscal year and consolidated statements of income, shareholders' equity and cash flow of the Borrowers for such fiscal year; and
(ii) an officer's certificate, pursuant to which such officer certifies that (x) the financial statements fairly and accurately represent the Borrowers' consolidated financial condition at the end of such fiscal year; and (y) during such fiscal year there has been no Default or Event of Default under this Agreement; provided, however, that if any such officer has knowledge that any Default or Event of Default has occurred during such period, the existence of one and a detailed description of same shall be set forth; and (z) the exhibits attached to such financial statements shall include detailed calculations showing compliance with all financial covenants contained in this Agreement.

Section 7.3 Notice of Defaults. As soon as possible, and in any event within two
(2) days after the occurrence of any Default or Event of Default, Borrower shall furnish to Lenders the statement of its chief executive officer, chief operating officer or senior financial officer setting forth details of such Default or Event of Default and the action which the Borrowers have taken or propose to take with respect thereto.

Section 7.4 Reportable Events. Borrower shall furnish to Lenders, as soon as possible, but in any event within ten (10) days after any Borrower knows or has reason to know that any Reportable Event has occurred, the statement of its chief executive officer, chief operating officer or senior financial officer setting forth the details of such Reportable Event and the action which the Borrowers have taken or propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

Section 7.5 Reports to other Creditors. Promptly after filing the same, Borrower shall furnish to Lenders copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of any Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to Lenders pursuant to any other provision of this Agreement.

Section 7.6 Information Regarding Bank Accounts. Prior to the opening by any Borrower of any new deposit or other account with any bank or other financial institution, Borrower shall furnish to Lenders written notice setting forth the number of such new account, the name and address of the bank or other financial institution at which such new account shall be maintained, and the reasons for opening and maintaining such account.

Section 7.7 Environmental Reports. Borrower shall furnish to Lenders: (a) not later than seven (7) days after notice thereof, notice of any enforcement actions, or, to the knowledge of any Borrower, threatened enforcement actions affecting the Borrowers by any Governmental Agency related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by the Borrowers from any Governmental Agency; (c) not later than seven (7) days after notice thereof, notice of any civil claims or threatened civil claims affecting any Borrower by any third party alleging any violation of Environmental Laws or harm to human health or the environment; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of any Borrower, other third party (e.g., committee of potentially responsible parties at a superfund site), or any combination of same, submitted to a Governmental Agency in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Agency; and (e) from time to time, on request of Lender, information regarding the Borrowers' insurance coverage, if any, for any environmental liabilities.

Section 7.8 Modifications to Budget. Not later than five (5) days following the end of each fiscal month, the Borrowers shall deliver to Lenders a report setting forth any proposed modifications to the Budget, provided that no such modifications to the Budget shall become effective without the prior approval of Lenders in their sole discretion.

Section 7.9 Miscellaneous. The Borrowers shall provide Lenders with such other information as Lenders may from time to time request respecting the Collateral or the business, properties, prospects, condition or operations, financial or otherwise, of the Borrowers.

SECTION 8.        FINANCIAL COVENANTS.

         On and after the date hereof, until all of the Obligations shall have been paid in full and Lenders shall have no commitment hereunder, the Borrowers shall observe the following financial covenants:

Section 8.1 Consolidated EBITDA. The Borrowers shall not permit Consolidated EBITDA for any calendar month to be less than $1,000,000.

Section 8.2 Capital Expenditures. The Borrowers shall not make or incur any Capital Expenditures, if after giving effect thereto, the aggregate amount of all such Capital Expenditures made by the Borrowers during any fiscal month commencing with the month ending May 31, 2003, would exceed the maximum amount of permitted Capital Expenditures for such fiscal month set forth in the Budget and Schedule 8.2 hereto; provided that to the extent the maximum permitted amount of Capital Expenditures for any fiscal month as set forth in the Budget and Schedule 8.2 hereto shall exceed the actual amount of Capital Expenditures made by the Borrowers during such fiscal month, the Borrowers shall have the right to utilize such excess amount in any future fiscal month.

Section 8.3 Stop Loss Condition. Borrowers shall not permit there to occur or exist any Stop Loss Condition.

SECTION 9.        AFFIRMATIVE COVENANTS.

         On and after the date hereof, until all of the Obligations shall have been paid in full and Lenders shall have no commitment hereunder, the Borrowers shall observe the following affirmative covenants:

Section 9.1 Existence and Business. Each Borrower shall (a) preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, (b) preserve and maintain in full force and effect all material rights, licenses, patents and franchises, (c) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business, except to the extent that the provisions of the Bankruptcy Code specifically conflict therewith and would govern, and (d) engage only in the businesses which it is conducting on the date of this Agreement.

Section 9.2 Maintenance of Properties and Executory Contracts. Each Borrower shall maintain, keep and preserve all of its properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. Except to the extent required to do otherwise by the Bankruptcy Code, Bankruptcy Rules, Local Bankruptcy Rules or U.S. Trustee Guidelines, each Borrower shall comply in all material respects with (a) all of its postpetition obligations under all prepetition executory contracts to which it is a party; and (b) all of its obligations under all postpetition executory contracts to which it is a party.

Section 9.3 Insurance. Each Borrower shall (a) keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability, and (b) maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner satisfactory to Lenders, and in any event as customary for companies in similar businesses similarly situated; provided, however, that on prior notice to Lenders it may effect workmen's compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan; and provided, further, that no such notice will be required as to any state insurance fund or self-insurance maintained as of the date hereof. At the request of Lenders from time to time, but no more frequently than once every six months, the Borrowers will render to Lender a statement in reasonable detail as to all insurance coverage required by this
Section 9.3. A description of the material elements of insurance coverage of the Borrowers as of the date hereof is set forth on Schedule 9.3.

Section 9.4 Records, Accounts and Places of Business. Each Borrower shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. Each Borrower shall promptly notify Lenders of (a) any changes in the places of business of any Borrower and (b) any additional places of business which may arise hereafter.

Section 9.5 Inspection. At any reasonable time during normal business hours and from time to time, the Borrowers shall permit Lenders and any of Lenders' agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and to discuss the affairs, finances and accounts of the Borrowers with any of their officers or directors and with the Borrowers' independent accountants.

Section 9.6 Bankruptcy Documents. Borrowers shall deliver to Lenders and their counsel copies of all pleadings, motions, notices and other documents filed with the Bankruptcy Court within twenty-four (24) hours of the time such items are actually filed with the Bankruptcy Court.

Section 9.7 Compliance With Law. Borrowers shall comply in all material respects with all applicable laws and regulations.

Section 9.8 Maintenance of Security Interests. Borrowers shall, at their own expense, take any and all steps necessary to ensure that the representations set forth in subsection 5.1(u) hereof are true and correct in all material respects.

SECTION 10.       NEGATIVE COVENANTS.

         On and after the date hereof, until all of the Obligations shall have been paid in full and Lenders shall have no commitments to make any loans or advances to the Borrowers hereunder, the Borrowers covenant that no Borrower will:

Section 10.1 Restrictions on Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become liable with respect to (a) any Indebtedness for money borrowed, or liability incurred after the Filing Date, except the Obligations hereunder and under the other Loan Documents; and (b) expenses incurred in the ordinary course of operating the Borrowers' businesses, including but not limited expenses associated with the pending Chapter 11 proceedings.

Section 10.2 Restriction on Liens. Create or incur or suffer to be created or incurred or to exist any Lien on any property or assets of the Borrowers other than Permitted Liens.

Section 10.3 Investments. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

(a) Investments having a maturity of less than one year from the date thereof by the Borrowers in: (i) obligations of the United States of America or any agency or instrumentality thereof; and (ii) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors.

(b) Loans or  advances  by one  Borrower to another  Borrower,  permitted  under
Section 10.1.

(c) The endorsement of instruments for collection or deposit in the ordinary course of business.

(d) Investments by any Borrower in the stock or other equity interests of any other Borrower existing as of the Filing Date.

(e) Investments as of the Petition Date in subsidiaries of the Borrowers.

Section 10.4 Dispositions of Assets. Sell, lease or otherwise dispose of any material assets except for:

(a)      sales in the ordinary course of business; and

(b) sales that (i) are approved by Lenders, in their sole discretion; or (ii) provide for the payment of all Obligations in full, in cash, by the earlier of: two (2) Business Days after entry of a Bankruptcy Court order approving such transaction, or thirty (30) days after the filing of the motion seeking approval of such sale.

Section 10.5 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Section 10.6 Mergers, Etc. Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, unless such transaction has been approved by Lenders in their sole discretion.

Section 10.7 Distributions. Make any dividend or distribution or other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, except that any Borrower which is a Subsidiary of another Borrower may make a dividend or distribution to the Borrower of which it is a Subsidiary.

Section 10.8 Sale and Leaseback. Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

Section 10.9 Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except that any Borrower (a) may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in the Borrowers' business and (b) may enter into other transactions with Affiliates on terms that are no less favorable to the Borrowers than those which could be obtained at the time from Persons who are not Affiliates.

Section 10.10 Superpriority Claims/Senior Liens. Incur, create, assume, suffer to exist or permit any other Superpriority Claim or Lien that is pari passu with or senior to the Liens or claims of Lenders against any Borrower hereunder, except for the Permitted Liens and Carve-Out, or apply to the Bankruptcy Court for the authority to incur, create, assume, suffer to exist or permit any such Superpriority Claim or Lien.

Section 10.11 Reorganization Plan. File, support or endorse any Reorganization Plan other than an Approved Reorganization Plan, or support or consent to the termination of exclusivity to allow the filing of a Reorganization Plan other than an Approved Reorganization Plan, unless all obligations hereunder are paid in full in cash, and this Agreement is terminated, by the earlier of: (i) 2 Business Days after the Bankruptcy Court enters an order confirming such plan; or (ii) the thirtieth (30th) day after such plan is filed with the Bankruptcy Court.

Section 10.12 New Businesses. Engage in any business other than the business in which it is currently engaged or a business reasonably related thereto, except as authorized by the Bankruptcy Court and approved in writing by Lenders in their sole discretion;

Section 10.13 Professional Expenses. Make any payment of fees or expenses to professionals (other than ordinary course professionals) (a) prior to the occurrence of an Event of Default, in excess of the amounts set forth in the Budget or as otherwise approved by Lenders, or (b) following the occurrence and during the continuance of an Event of Default, in excess of the Carve-Out; (except to the extent such professional fees or expenses have been approved by Lenders).

Section 10.14 Changes To Orders. Make or permit to be made, or support or consent to the making of, any changes to either of the Orders.

SECTION 11.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.

Section 11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default," as set forth herein:

(a) Any Borrower fails to pay the Obligations when due and payable or declared due and payable, and such condition is not corrected within two (2) Business Days;

(b) Lenders notify the Borrowers that the outstanding balance of the Loans exceeds the Revolving Loan Commitment and such condition is not corrected within two (2) Business Days after such notice;

(c) Any Borrower fails or neglects to perform, keep or observe any of the covenants set forth in Sections 7, 8, 9 or 10 hereof, and such condition is not corrected within five (5) Business Days of the date on which Borrower receives notice thereof;

(d) Any Borrower or any Affiliate fails to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in the Loan Documents, which is required to be performed, kept or observed by such Borrower or Affiliate, and such failure is not cured to Lenders' reasonable satisfaction within five (5) Business Days after the sooner to occur of Borrower's receipt from Lenders of notice of such failure or the date on which such failure becomes known to any officer of a Borrower;

(e) Other than any default existing as of the Filing Date or as otherwise disclosed herein, a default shall occur under any agreement, document or instrument, other than the Loan Documents, to which any Borrower is a party, the consequences of which could have a Material Adverse Effect, and such condition is not corrected within five (5) Business Days of the date on which Borrower receives notice thereof;

(f) Any statement, report, financial statement or certificate made or delivered by a Borrower, or any of its officers, employees or agents, to Lenders is untrue, incomplete or incorrect in any material respect;

(g) There shall occur any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral in excess of $250,000 in the aggregate;

(h) A Plan of Reorganization with respect to the Bankruptcy Cases that is not an Approved Plan of Reorganization is filed with the Bankruptcy Court, unless all Obligations hereunder are paid in full, in cash, and this Agreement is terminated by the earlier of (i) two (2) Business Days after the Bankruptcy Court enters an order confirming such plan; or (ii) the thirtieth (30th) day after such plan is filed with the Bankruptcy Court;

(i) A notice of lien, levy or assessment is filed of record with respect to all or any assets of any Borrower by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes a lien or encumbrance upon any assets of any Borrower and the same is not released within five (5) days after the same becomes a lien or encumbrance; provided that such Borrower shall have the right to contest in good faith and by appropriate proceedings any such lien, levy or assessment if such Borrower provides Lender with a bond or indemnity satisfactory to Lender assuring the payment of such lien, levy or assessment;

(j) Except as permitted by the Orders, any Borrower shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court and as approved by Lender, and such condition is not corrected within five (5) Business Days of the date on which Borrower receives notice thereof;

(k) Any Borrower fails to (i) furnish Lenders, within five (5) days thereafter, with written notice upon the occurrence of any of the following events (except where such circumstance does not create a Material Adverse Effect): (a) the happening of a Reportable Event with respect to any pension plan of such Borrower governed by ERISA, (b) the termination of any such plan, (c) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (d) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan; or (ii) notify Lender promptly upon receipt by any Borrower of any notice of the institution of any proceeding or other action which may result in the termination of such plan;

(l) Any non-money judgment or order with respect to a post-petition event shall be rendered against any Borrower which does or would reasonably be expected to
(i) cause a Material Adverse Effect, (ii) have a material adverse effect on the ability of any Borrower to perform its obligations under any Loan Document, or
(iii) have a material adverse effect on the rights and remedies of Lenders under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, and such condition is not corrected within five (5) Business Days of the date on which Borrower receives notice thereof;

(m) Any judgment or order as to a post-petition liability or debt for the payment of money in excess of $100,000 shall be rendered against any Borrower and the enforcement thereof shall not have been stayed, and such condition is not corrected within five (5) Business Days of the date on which Borrower receives notice thereof;

(n) The Bankruptcy Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; there shall be appointed in the Bankruptcy Cases a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or an application shall be filed by Borrower for the approval of any other Superpriority Claim (other than the Carve-Out) in the Bankruptcy Case which is pari passu with or senior to the claims of Lenders against Borrower, or there shall arise or be granted any such pari passu or senior Superpriority Claim;

(o) The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of Borrower which have a value in excess of $75,000;

(p) An order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders or the relief granted thereby;

(q) The Final Order is not entered within 30 days after the entry of the Interim Order; or

(r) Any event shall have occurred and be continuing which could reasonably be expected to have a Material Adverse Effect.

(s)      A Borrower shall be in default under any Material Contract.

(t) A default shall occur under any order or stipulation entered into the Bankruptcy Case regarding either Borrowers' (i) ability to use cash collateral; or (ii) obligation to provide "adequate protection" to the holders of the Senior Secured Claims. For purposes of this Subsection, "cash collateral" and "adequate protection" shall have the same meanings as they do under the Bankruptcy Code.

Section 11.2 Acceleration of the Obligations. Upon the occurrence and during the continuance of an Event of Default or on the Termination Date all of the Obligations may, at the option of Lenders be declared, and immediately shall become, due and payable without, demand, notice, or legal process of any kind, including without the necessity of any further order of or application to the Bankruptcy Court, and in accordance with the Orders, but subject to Subsection
4.2 hereof, the automatic stay provisions of 11 U.S.C. ss. 362 shall be vacated and modified to the extent necessary to permit the Lenders to exercise any or all of the following rights and remedies set forth below; provided, however, that, subject to the terms of Section 12 of the Agreement, Borrowers shall have the right to seek injunctive relief with respect to Lenders' enforcement of such rights and remedies.

(a)      The right to terminate the Revolving Loan Commitment;

(b) In addition to any other rights and remedies contained in the Loan Documents, all of the rights and remedies under all applicable law and all of the rights and remedies of a secured party under the Bankruptcy Code, the UCC or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law, and may be exercised, in Lenders' discretion, alternatively, successively, or concurrently on any one or more occasions and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Loan Documents. Lender may, at any time or times, proceed directly against any Borrower or any obligor to collect the Obligations without prior recourse to the Collateral;

(c) The right to open each Borrower's mail and collect any and all amounts due any Borrower from account debtors;

(d) The right to (i) enter upon the premises of each Borrower, without any obligation to pay rent to such Borrower, through self-help and without judicial process, without first obtaining a final judgment or giving such Borrower notice and opportunity for a hearing on the validity of Lenders' claim, or any other place or places where the Collateral is located and kept, and remove the Collateral therefrom to the premises of Lenders or any agent of Lenders, for such time as Lenders may desire, in order to effectively collect or liquidate the Collateral, or (ii) require the Borrowers, at their expense, to assemble the Collateral and make it available to Lenders at a place to be designated by Lenders, in their sole discretion;

(e) The right to (i) sell or to otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lenders, in its discretion, may deem advisable; (ii) adjourn such sales from time to time with or without notice; (iii) conduct such sales on any Borrower's premises or elsewhere and use any Borrower's premises without charge for such sales for such time or times as Lenders may see fit. Lenders are hereby granted a license or other right to use, without charge, each Borrower labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lenders' benefit. Lenders shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lenders may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Obligations. All proceeds realized from the sale of any Collateral shall be applied in accordance with the provisions of
Section 11.3 hereof. If, after giving effect to the application of proceeds of Collateral pursuant to the terms of this Agreement, any Obligations shall remain outstanding, the Borrowers shall remain liable to Lenders therefor with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

Section 11.3 Application of Proceeds of Collateral. If Lenders receive or realize any proceeds from the sale, collection or realization of any of the Collateral following the occurrence and during the continuance of such Event of Default, such proceeds shall be applied as follows: first to the reasonable costs, expenses and attorneys' fees and expenses incurred by LLCP and the DDJ Lenders for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to the Carve Out; third to the principal of the Loans and any other Obligations; fourth, to the holders of the Senior Secured Claims; and fifth, the remainder, if any, shall be remitted to the Borrowers or to such other Person as shall be entitled to the same.

Section 11.4 Notice. Any notice required to be given by Lenders of a sale, lease, other disposition of the Collateral or any other intended action by Lenders, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrowers.

Section 11.5 Marshalling; Payments Set Aside. Lenders shall be under no obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment or payments to Lenders or Lenders enforce Lenders' Security Interest or exercise any rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

SECTION 12.       TERMINATION OF COMMITMENT; MATURITY OF OBLIGATIONS.

                  The Revolving Loan Commitment shall be in effect during the period (the "Term") commencing on the Closing Date and continuing until the earliest to occur of: (a) the date occurring one hundred eighty (180) days from the Closing Date, (b) the effective date of a Reorganization Plan, (c) any termination of the Revolving Loan Commitment and/or acceleration of the Loans by Lenders pursuant to Section 11.2 or 12 hereof, (d) the sale or liquidation of the Borrowers or substantially all of their assets, (e) the thirtieth day after either Borrower files with the Bankruptcy Court either (i) a Reorganization Plan that is not an Approved Reorganization Plan, or (ii) a motion to sell, or to approve the procedures relating to a motion to sell, substantially all of the assets of the Borrowers, (f) the second (2nd) Business Day after (i) entry of a Bankruptcy Court order granting any of the motions, or confirming any Plan of Reorganization, referred to in clause (e) above, (g) the date on which Ivar Chhina is terminated or resigns; or (h) June 26, 2003, but only if by that date the Bankruptcy Court has not entered the Sponsor Protection Order, at which time the Loans and all other Obligations shall become immediately due and payable in full. If one or more of the events specified in clauses (a) through (h) above occurs, then this Agreement shall terminate on that date or on the earlier date that all of the Obligations shall have been indefeasibly paid in full ("Termination Date"). In the event of a Termination Date triggered by the operation of Subsection (e) or (f) hereof, no party in interest, including the Borrowers, shall have the right to seek injunctive relief (pursuant to Bankruptcy Code section 105 or otherwise) enjoining or staying the enforcement of this Agreement. At such time as the Borrowers have repaid all of the Obligations and this Agreement shall have been terminated, (i) the Borrowers shall deliver to Lenders a release, in form and substance reasonably satisfactory to Lenders, of all obligations and liabilities of Lenders and their officers, directors, partners, employees, advisors, representatives, agents, parents, subsidiaries and affiliates to the Borrowers (provided that Lenders shall not be entitled to a release of liabilities resulting from actions taken by Lenders which, pursuant to a final adjudication, are determined to constitute willful misconduct or bad faith); and (ii) Lenders shall deliver to such Borrower a release in form and substance reasonably satisfactory to such Borrower.

SECTION 13.       INDEMNIFICATION, RELEASE AND CONFIRMATION OF CLAIMS.

Section 13.1 Indemnification. Each Borrower agrees to defend (with counsel reasonably satisfactory to Lender), protect, indemnify and hold harmless (to the fullest extent permitted by law) Lenders, each affiliate or subsidiary of Lenders, and each of their respective affiliates, subsidiaries, officers, directors, partners (general and limited), employees, members, attorneys, agents, advisors, representatives and attorneys-in-fact (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of the execution, delivery, enforcement, performance and administration of any Loan Document, or any act, event, transaction or omission, related or attendant thereto, the making and the management of the Loans or the use or intended use of the proceeds of the Loans and with respect to any investigation, litigation or proceeding related to the Loan Documents; provided, however, that the Borrowers shall not have any obligation hereunder to any Indemnified Party with respect to matters finally adjudicated to have been caused by or to have resulted from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by the Borrowers, be added to the Obligations of the Borrowers and be secured by the Collateral. Expenses (including reasonable attorneys' fees and other professional fees and costs) incurred by an Indemnified Party in defending against any action in good faith purported to be covered by this Subsection shall be paid promptly, upon Borrowers' receipt of an undertaking by or on behalf of the Indemnified Party committing such Indemnified Party to repay such amount, if it is ultimately determined that the Indemnified Party is not entitled to indemnification. The provisions of this Section 13.1 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement. The indemnification and advancement of expenses provided by, or granted pursuant to this Agreement shall not be deemed exclusive of any other rights that lenders may otherwise have.

Section 13.2 Validity of Existing Indebtedness and Other Claims. The Borrowers stipulate and acknowledge that the obligations due to Lenders as of the Filing Date are: (i) valid, binding, enforceable, and are not subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law; and (ii) not subject to any offsets, defenses, or counterclaims. A creditor committee of creditors, or party in interest, in any of the Borrowers' Bankruptcy Cases may only dispute or challenge such obligations or any Liens granted to secure such claims if such committee commences an action within sixty
(60) days of the Filing Date. Any other challenge, objection, or other action in this regard by a creditor committee of creditors, or party in interest in any of the Borrowers' Bankruptcy Cases or any other party in interest shall be of no force or effect.

SECTION 14.       MISCELLANEOUS

Section 14.1 Modification of Agreement; Sale of Interest. The Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by each Borrower and Lenders. The Borrowers may not sell, assign or transfer the Loan Documents or any portion thereof, including, without limitation, their rights, title, interests, remedies, powers, and/or duties hereunder or thereunder. Each Borrower hereby consents to Lenders' participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of the Loan Documents, or of any portion hereof or thereof, including, without limitation, Lenders' rights, title, interests, remedies, powers, and/or duties hereunder or thereunder.

Section 14.2 Expenses (Including Attorneys' Fees). Each Borrower shall reimburse Lenders on demand for all of their expenses, regardless of whether such expenses were incurred before or after the Filing Date (including, but not limited to, reasonable attorneys' fees and expenses of each Lender) of, or incidental to:

(a) The preparation of, amendment of, restructuring of, modification of, or enforcement of the Loan Documents;

(b) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lenders, a Borrower or any other Person) in any way relating to the Collateral, the Loan Documents, the Existing Lender Indebtedness, the Bankruptcy Cases, or any Borrower's affairs;

(c) Any advice or any action in connection with the Bankruptcy Cases, any Default or Event of Default, or any attempt to enforce any rights of Lender or any participant or assignee of Lender against any Borrower or any other Person which may be obligated to Lenders by virtue of the Loan Documents, the Existing Lender Indebtedness or any other claim of Lenders against the Borrowers;

(d) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; and/or

(e) Any examination conducted by or at the request of Lenders, in their commercially reasonable discretion, of each Borrower's properties, assets, books and records and/or the Collateral, including auditor fees of Three Thousand Dollars ($3,000) per day plus expenses.

         Such expenses shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food.

Section 14.3      Payment of Charges and Claims.
                  -----------------------------

(a) If any Borrower, at any time or times hereafter, shall fail to pay the Charges arising after the Filing Date when due or promptly obtain the discharge of such Charges or of any Lien therefor or of any other claims against the Collateral, subject to the provisions of Subsection 14.3(b) hereof, Lenders may, without waiving or releasing any obligation or liability of the Borrowers hereunder or any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Lenders deem advisable. All sums so paid by Lenders and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Borrowers to Lenders and shall be additional Obligations hereunder secured by the Collateral.

(b) Any Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims, and provided that such Borrower gives Lenders advance notice of its intention to contest the validity or amount of any such Charge or claim, Lenders will forebear from making any payment or otherwise obtaining the discharge of such Charge or claim if at the time of the commencement of any such action or proceeding, and during the pendency thereof (i) no Event of Default shall have occurred and be continuing, (ii) reserves with respect thereto are maintained on the books of such Borrower in an amount reasonably acceptable to Lender, (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iv) none of the Collateral will be subject to forfeiture or loss of any Lien in favor of Lenders by reason of the institution or prosecution of such contest, (v) no Lien shall exist for such Charges or claims during such action or proceeding, (vi) such Borrower shall promptly pay or discharge such contested Charges and all additional charges, interests, penalties and expenses, if any, and shall deliver to Lenders evidence reasonably acceptable to Lenders of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower, and (vii) Lenders have not advised such Borrower in writing that Lenders reasonably believe that non-payment or non-discharge thereof would have a Material Adverse Effect.

Section 14.4 No Waiver by Lender. Lenders' failure, at any time or times hereafter, to require strict performance by any of the Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Lenders thereafter to demand strict compliance and performance. Any suspension or waiver by Lenders of an Event of Default by any Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by any Borrower under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrowers contained in the Loan Documents and no Event of Default by any Borrower under the Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing signed by an officer of Lenders and directed to each Borrower specifying such suspension or waiver.

Section 14.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the ineffectiveness of such provision materially and adversely alters the benefits accruing to either party hereunder.

Section 14.6 Parties. The Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower (including, without limitation, any Chapter 11 trustee, Chapter 7 trustee, or other fiduciary hereafter appointed for or on behalf of the Debtors or with respect to any of the Debtors' property in the Debtors' bankruptcy proceedings or otherwise). This provision, however, shall not be deemed to modify Section 14.1 hereof. Except with respect to the Carve Out, no Persons other than the Borrowers, Lenders, the Indemnified Parties, and their respective successors ad assigns, shall be entitled to rely upon or enforce, whether as an alleged third party beneficiary or otherwise, any term or provision of this Agreement.

Section 14.7      Joint and Several Liability; Rights of Contribution.
                  ---------------------------------------------------

(a) Each Borrower states and acknowledges that: (i) pursuant to the Loan Documents, each Borrower desires to utilize its borrowing potential on a consolidated basis with the other Borrowers to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lenders hereunder and a desire of each Borrower that each Borrower execute and deliver to Lenders the Loan Documents; and (iv) the Borrowers have requested and bargained for the structure and terms of security for the advances contemplated by this Agreement.

(b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Lenders for the full and prompt payment of all the Obligations and the full and prompt performance of all obligations of all Borrowers under the Loan Documents, notwithstanding anything contained in any Loan Document specifying that a particular party is responsible for a given payment or performance; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lenders on demand for and against any loss incurred by Lenders as a result of any of the obligations of the Borrowers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lenders or any Person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from any Borrower.

Section 14.8 Conflict of Terms. The Other Agreements and all Schedules and Exhibits hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

Section 14.9 Waivers by Borrowers. Except as otherwise provided for in this Agreement, each Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lenders on which a Borrower may in any way be liable and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice of a hearing prior to Lenders' taking possession or control of, or to Lenders' replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lenders to exercise any of Lenders' remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Each Borrower acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

Section 14.10 Remedies. Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including without limitation, the Other Agreements, by operation of law or otherwise. Recourse to the Collateral shall not be required.

Section 14.11 Power of Attorney. Each Borrower acknowledges and agrees that its appointment of Lenders as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations shall have been indefeasibly paid in full and this Agreement shall have been terminated.

Section 14.12 Mutual Waiver of Jury Trial. THE LENDERS AND THE BORROWERS EACH AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 14.12 HAVE BEEN FULLY DISCUSSED BY EACH OF THE LENDERS AND THE BORROWERS WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE LENDERS OR THE BORROWERS HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 14.12 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 14.13 Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE BANKRUPTCY CODE AND, TO THE EXTENT NOT PREEMPTED BY THE BANKRUPTCY CODE, THE LAWS OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. LENDERS AND EACH BORROWER AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE BANKRUPTCY COURT AND IN ANY LOCATION WITHIN THE CENTRAL DISTRICT OF CALIFORNIA. SERVICE OF PROCESS ON A BORROWER OR LENDERS IN ANY ACTION ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN
SECTION 14.14 HEREOF. EACH BORROWER AND EACH LENDER AGREE THAT NOTHING HEREIN SHALL PRECLUDE LENDERS OR ANY BORROWER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

Section 14.14 Notices. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon any Borrower or Lenders shall be in writing and, if by telecopy, shall be deemed to have been validly served, given or delivered when transmitted and confirmed by telecopy answerback, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery, if by overnight air courier, shall be deemed to have been validly served, given or delivered one (1) Business Day after delivery to the overnight air courier, and, if mailed, shall be deemed to have been validly served, given or delivered three
(3) Business Days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to-the party to be notified, at the following addresses (or such other addressees) as a party may designate for itself by like notice):

(a)      If to Lenders, to:

                           DDJ Capital Management, LLC
                           141 Linden Street
                           Wellesley, MA  02482-7910
                           Attention:  Wendy Schnipper Clayton, Esq.
                           Fax:  (781) 283-8541

                           and

                           Levine Leichtman Capital Partners, Inc.
                           335 North Maple Drive, Suite 240
                           Beverly Hills, CA  90210
                           Attention:  Steven Hartman
                           Fax:  (310) 275-1441

                           with a copies to:

                           Jeffrey C. Krause, Esq.
                           Stutman, Treister & Glatt
                           Professional Corporation
                           3699 Wilshire Boulevard, Suite 900
                           Los Angeles, CA  90010-2766
                           Fax:  (213) 251-5288

                           and

                           Robert B. Orgel, Esq.
                           Pachulski Stang Ziehl Young & Jones
                           10100 Santa Monica Boulevard
                           Suite 1100
                           Los Angeles, CA  90067
                           Fax:  (310) 201-0760

                           If to any Borrower, to:

                           InterDent
                           222 North Sepulveda Boulevard, Suite 740
                           El Segundo, CA  90245-2400
                           Fax:  (310) 640-9897

                           with a copy to:

                           Marc Winthrop, Esq.
                           Winthrop Couchot P.C.
                           660 Newport Center Drive, Fourth Floor
                           Newport Beach, CA  92660
                           Fax:  (949) 720-4111

Section 14.15 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 14.16 Entire Agreement. The Loan Documents set forth the entire agreement of the parties hereto with respect to the matters addressed herein and therein, and the Loan Documents supersede all prior written or oral agreements, documents or instruments respecting such matters.

Section 14.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

                                  [END OF TEXT]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                      BORROWERS:

                      INTERDENT, INC.


                      By: __________/s/ Robert Hill_____________
                          --------------------------------------
                            Print Name: Robert Hill
                            Title             President


                          INTERDENT SERVICE CORPORATION


                         By: __________/s/ Robert Hill_____________
                             --------------------------------------
                               Print Name: Robert Hill
                               Title             President

                         LENDERS:

                         B III-A CAPITAL PARTNERS, L.P.

                    By:      GP III-A, LLC,
                             Its General Partner

                             By:      DDJ Capital Management, LLC,
                                      Manager


                                      By:_/s/ Judy K. Mencher____
                                         ------------------------
                                            Name: Judy K. Mencher
                                            Title:   Member


                           B IV CAPITAL PARTNERS, L.P.

                      By:      GP Capital IV, LLC,
                               Its General Partner

                               By:      DDJ Capital Management, LLC,
                                        Manager


                                        By:_/s/ Judy K. Mencher____
                                           ------------------------
                                              Name: Judy K. Mencher
                                              Title:  Member


                      GENERAL MOTORS EMPLOYEES GLOBAL GROUP PENSION TRUST

        By: State Street Bank & Trust, solely in its capacity as Custodian for General Motors Employees Global Group Pension Trust, as directed by DDJ Capital Management, LLC, and not in its individual capacity

                                        By:_/s/ Andrew Blood____
                                           ---------------------
                                              Name: Andrew Blood
                                              Title:  AVP


                      LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.

                      By:      LLCP California Equity Partners II, L.P.
                               Its:  General Partner
                               By:  Levine Leichtman Capital Partners, Inc.
                               Its:  General Partner


                                        By:_/s/ Steve Hartman____
                                           ----------------------
                                              Name: Steve Hartman
                                              Title:  Vice President